UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event):  December 17, 2013

MVB FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

WV	000-50567	20-0034461
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

301 Virginia Avenue, Fairmont, WV 26554-2777
(Address of Principal Executive Offices) (Zip Code)

304-363-4800
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)  Departure of Directors

The Board of Directors of MVB Financial Corp. (“MVB” or “the Company”) elected, in a meeting on December 19, 2013, Stephen R. Brooks as Chairman of the Board of Directors, succeeding long-time and founding Chairman James R. “Dick” Martin, and also elected David B. Alvarez, as Vice Chairman, succeeding Mr. Brooks in that capacity.  Also, in a meeting on December 19, 2013, the board of directors of MVB Bank, Inc. (“MVB Bank”) elected Mr. Brooks and Mr. Alvarez, as Chairman and Vice Chairman of MVB Bank, respectively.  Also, two other directors, Louis Spatafore and Berniece D. Collis, announced their retirements from the Board of Directors of MVB and MVB subsidiaries.

Mr. Brooks, 65, who maintains a law practice as a member of Flaherty Sensabaugh Bonasso, PLLC, has served MVB Bank and MVB since the founding of each organization. Throughout the tenure of Mr. Brooks with MVB, he has served in many leadership positions, including serving as Vice Chairman of MVB and MVB Bank since 2009.

Mr. Alvarez, 50, who is president of Energy Transportation, LLC, has been a member of the MVB board of directors since May 21, 2013 and has been a member of MVB subsidiary boards since 2005.  Mr. Alvarez also currently serves on the West Virginia University Board of Governors.

Mr. Martin, who was Chairman and Director of the Board of Directors of MVB and MVB’s wholly-owned subsidiaries, MVB Bank and MVB-Central, Inc. (“MVB-Central”) and Director of MVB-East, Inc. (“MVB-East”), notified the Company, on December 17, 2013, that effective December 19, 2013, he would be resigning as Chairman and Director of MVB, MVB Bank, MVB-Central and Director of MVB-East and as a member of all committees on which he served for MVB and MVB Bank.

Berniece D. Collis, a member of the Board of Directors of MVB and MVB’s wholly-owned subsidiaries, MVB Bank, MVB-Central and MVB-East, notified the Company, on December 17, 2013, that effective January 1, 2014, she would be resigning as Director of MVB, MVB Bank, MVB-Central and MVB-East and as a member of all committees on which she served for MVB and MVB Bank.

Louis Spatafore, a member of the Board of Directors of MVB and MVB’s wholly-owned subsidiaries, MVB Bank and MVB-Central, notified the Company, on December 17, 2013, that effective December 18, 2013, he would be resigning as Director of MVB, MVB Bank, MVB-Central and MVB-East and as a member of all committees on which he served for MVB and MVB Bank.

The announced resignations of Mr. Martin, Mrs. Collis and Mr. Spatafore are not a result of any disagreement with MVB or any matters relating to MVB’s operations, policies or practices.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MVB Financial Corp.
By	/s/ Larry F. Mazza
Chief Executive Officer

Date:  December 20, 2013

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